                                                                   EXHIBIT 10.90

                                PROMISSORY NOTE


$26,485,562.79                                            New York, New York
                                                             August 16, 1999


     FOR VALUE RECEIVED, the undersigned, MARINER POST-ACUTE NETWORK, INC. (f/k/a Paragon Health Network, Inc.), a Delaware corporation (the "Maker"),
                                                                   -----
hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A. (formerly known as NationsBank, N.A.), a national banking association (the

"Holder"), at the office of Bank of America, N.A. located at 101 N. Tryon
 ------
Street, NC1-001-15-03, Charlotte, North Carolina 28255, in lawful money of the United States of America and in immediately available funds on the Revolving Credit Termination Date, the principal amount of TWENTY-SIX MILLION FOUR HUNDRED EIGHTY-FIVE THOUSAND FIVE HUNDRED SIXTY-TWO AND 79/100 DOLLARS ($26,485,562.79). The Maker further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates hereinafter set forth.

     Capitalized terms used in this Note and not otherwise defined herein shall have the meanings ascribed to such capitalized terms in that certain Credit Agreement, dated as of November 4, 1997 (as amended, modified, supplemented, extended, restated or replaced from time to time, the "Credit Agreement"), among
                                                       ----------------
the Maker, as borrower, the Holder, as a lender thereunder, the several other banks and financial institutions from time to time parties thereto (together with the Holder, the "Lenders"), The Chase Manhattan Bank, as Administrative
                      -------
Agent (the "Administrative Agent"), and Bank of America, N.A. (f/k/a
            --------------------
NationsBank, N.A.), as Documentation Agent.

     Interest shall accrue on the outstanding principal amount hereof from and including the date hereof to, but excluding, the date of payment in full of the principal amount of this Note, at the rate or rates from time to time applicable to the Revolving Credit Loans under the Credit Agreement; provided, however, that the interest set forth in Section 2.14(c) of the Credit Agreement shall only be applicable to the outstanding principal amount hereof if the Revolving Credit Lenders are then charging such interest on the Revolving Credit Loans. For any period during which the Revolving Credit Loans include multiple Eurodollar Tranches, or one or more Eurodollar Tranches and ABR Loans, (a) a portion of the outstanding principal amount hereof corresponding to the percentage of the Revolving Credit Loans represented by each Eurodollar Tranche shall bear interest at a rate (the "Deficiency Note Eurodollar Rate") equal to
                                    -------------------------------
the sum of (i) the Eurodollar Base Rate applicable to such Eurodollar Tranche, plus (ii) the Applicable Margin pertaining to the Revolving Credit Loans, and
(b) a portion of the outstanding principal amount hereof corresponding to the percentage of the Revolving Credit Loans representing ABR Loans shall bear interest at a rate (the "Deficiency Note Base Rate") equal to the sum of (i) the
                         -------------------------
ABR, plus (ii) the Applicable Margin pertaining to the Revolving Credit Loans. If all or a portion of the principal amount hereof or any interest payment hereon shall not be paid when due (whether at the stated maturity, by acceleration as herein provided, or otherwise), the entire outstanding principal amount hereof (whether or not then overdue) shall, if the Revolving Credit Loans are then bearing interest at the rate set forth in
Section 2.14(c) of the Credit Agreement, bear interest at a rate which is two
(2) percentage points in excess of the interest rate otherwise applicable pursuant to the foregoing clauses (a) and (b) of this paragraph. To the extent the indebtedness evidenced by this Note is bearing interest at the rate specified in the immediately preceding sentence, such interest shall be payable on demand, provided that the Holder shall not make such demand unless the Revolving Credit Lenders have demanded the payment of default rate interest on the Revolving Credit Loans pursuant to Section 2.14(d) of the Credit Agreement.

     To the extent any portion of this Note bears interest at a Deficiency Note Eurodollar Rate, such interest shall be due and payable, in arrears, on each Interest Payment Date that relates to the corresponding Eurodollar Tranche(s) of the Revolving Credit Loans on which the interest rate applicable to such portion of this Note is based. Interest accruing hereon at the Deficiency Note Base Rate shall be due and payable, in arrears, on each Interest Payment Date applicable to Revolving Credit Loans that constitute ABR Loans.

     Interest hereon shall be calculated on the basis of a 360-day year for the actual number of days elapsed, except that, with respect to any portion of this Note bearing interest at a rate determined by reference to Revolving Credit Loans constituting ABR Loans whose rate of interest, in turn, is calculated by reference to the Prime Rate, the interest on such portion of this Note shall be calculated on the basis of a 365-day year (or a 366-day year, as the case may be), for the actual number of days elapsed.

     In the event there shall be any optional or mandatory prepayment, in whole or in part, of the Revolving Credit Loans as a result of a permanent reduction of the Revolving Credit Commitments under the Credit Agreement, whether such prepayment results from asset sales, the application of the proceeds of Collateral, or otherwise, the Maker agrees to make a corresponding prepayment of principal hereunder contemporaneously therewith in an amount equal to the product of the then outstanding principal amount hereof multiplied by a fraction, the numerator of which shall be equal to the principal amount of the Revolving Credit Loans being so prepaid, and the denominator of which shall be equal to the aggregate Revolving Credit Commitments of the Revolving Credit Lenders under the Credit Agreement immediately prior to such prepayment.

     The Holder may accelerate the maturity of this Note solely upon the occurrence of any of the following events:

          (a) upon the acceleration (including, without limitation, automatic acceleration) of the Revolving Credit Loans pursuant to Section 8 of the Credit Agreement;

          (b) upon the failure of the Maker to pay any principal amount due hereunder as and when due and payable;

          (c) upon the failure of the Maker to pay any installment of interest due hereon within five (5) days after the due date thereof; or

          (d) upon the failure of the Required Lenders under the Credit Agreement to have approved the Chase Amendment (as defined in the Settlement Agreement hereinafter referred to) by no later than September 16, 1999.

     Notwithstanding anything to the contrary contained herein, the Holder may only pursue its remedies in respect of an acceleration of this Note arising under clause (a) above, if and so long as the Administrative Agent or the Collateral Agent are pursuing remedies against the Maker in connection with the obligations arising under the Credit Agreement. The Maker agrees to pay or reimburse the Holder for all of its out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and disbursements) incurred in connection with the enforcement or preservation of any of its rights under this Note or the Settlement Agreement.

     All amendments, modifications, supplementations, extensions, renewals, consents, waivers and forbearances granted by the requisite Lenders under the Credit Agreement and applicable to the Revolving Credit Loans and the Revolving Credit Commitments shall be automatically binding upon the Holder with respect to the obligations evidenced by the Settlement Agreement (as hereinafter defined) and this Note, without the necessity of any further act or deed of the Holder.

     It is the express intent of the Maker and the Holder that the obligations of the Maker evidenced by this Note shall receive the same treatment in any in-court or out-of-court restructuring of the Maker's debt as the Revolving Credit Loans receive. By its acceptance of this Note, the Holder acknowledges and agrees that in any out-of-court restructuring of the Maker's debt under the Credit Agreement, the Holder of this Note will not be entitled in such capacity to vote on any such restructuring plan. Nothing contained herein, however, shall be construed to deprive the Holder of any vote on any such out-of-court restructuring plan which the Holder may have with respect to its Revolving Credit Loans and Revolving Credit Commitments. Furthermore, in connection with any in-court restructuring of the Maker's debt, the Maker agrees to include the claim evidenced by this Note in the same creditor class as the Revolving Credit Loans, including, without limitation, for purposes of voting on any such in-court restructuring plan, and by its acceptance of this Note, the Holder agrees to such inclusion.

     This Note may not be assigned by the Holder unless the Holder is no longer (or after giving effect to any contemporaneous assignment of Loans and Commitments under the Credit Agreement, will no longer be) the holder of any Loans or Commitments under the Credit Agreement, and then this Note must be assigned to the assignee of such Loans and Commitments under the Credit
Agreement.  This Note may not be pledged or encumbered by the Holder.   Any
assignment, pledge or encumbrance in violation of the provisions hereof shall be null and void.

     All parties now or hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind in connection with this Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     This Note is being issued by the Maker pursuant to the provisions of that certain Swap Settlement Agreement dated as of August 13, 1999 (as the same may be amended from time to time, the "Settlement Agreement") by and among the
                                   --------------------
Holder, the Maker and Mariner Health Group, Inc., for itself and certain of its subsidiaries. The indebtedness evidenced by this Note represents the deficiency owed by the Maker under that certain Amended and Restated Confirmation for U.S. Dollar Total Return Swap Transaction to be Subject to 1992 Master Agreement, dated as of September 21, 1998, and amended and restated as of March, 1999 (the "LMS Confirmation"), entered into by the Maker and the Holder pursuant to that
 ----------------
certain 1992 ISDA Master Agreement dated October 31, 1997 between the Maker and the Holder (as amended, the "Master Agreement"). Any assignment of this Note in
                             ----------------
compliance with the foregoing provisions of this Note shall automatically and without any further act or deed constitute an assignment of the Holder's right, title and interest in, to and under the Settlement Agreement, the Master Agreement, the LMS Confirmation and the LMS Guaranty (as defined in the Settlement Agreement), whether or not so specified.

     This Note and the Settlement Agreement together constitute a modification, restructuring and restatement of the LMS Confirmation and the Master Agreement, including, without limitation, the provisions of the LMS Confirmation and the Master Agreement relating to the Maker's payment obligations thereunder and the enforcement and remedial rights of the Holder in connection therewith. Notwithstanding anything to the contrary contained in the LMS Confirmation or the Master Agreement, the provisions of this Note and the Settlement Agreement shall in all events control over any terms or provisions contained in the LMS Confirmation or the Master Agreement, and by its acceptance hereof, the Holder acknowledges and agrees that its shall have no right to enforce any provision of the LMS Confirmation or the Master Agreement, except if and to the extent such provisions are expressly set forth in this Note or in the Settlement Agreement.

     This Note shall be binding upon, and shall inure to the benefit of, the Maker and the Holder and their respective successors and permitted assigns.



             [The Remainder of this Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Maker has caused this duly authorized officer to execute and deliver this Note as of the day and year first-above written.

                    MARINER POST-ACUTE NETWORK, INC.


                    By: /s/ Boyd P. Gentry
                       ----------------------------------------
                        Boyd P. Gentry
                        Senior Vice President and Treasurer



[Deficiency Note]